Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Microsemi Corporation 2008 Performance Incentive Plan; Actel Corporation 1986 Equity Incentive Plan; Actel Corporation 2003 Director Stock Option Plan; Asic Advantage, Inc. Series B Common Stock 2010 Stock Option Plan; PMC-Sierra, Inc. 2008 Equity Plan; Symmetricom, Inc. Amended and Restated 2006 Incentive Award Plan; Vitesse Semiconductor Corporation 2015 Incentive Plan; Vitesse Semiconductor Corporation 2013 Incentive Plan; Vitesse Semiconductor Corporation 2010 Incentive Plan; and the Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan of Microchip Technology Incorporated our reports dated May 18, 2018, with respect to the consolidated financial statements of Microchip Technology Incorporated and the effectiveness of internal control over financial reporting of Microchip Technology Incorporated included in its Annual Report (Form 10-K) for the year ended March 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

May 29, 2018